Exhibit 10.10

Exclusive Call Option Agreement

on

Guangcheng (Shanghai) Information Technology Co., Ltd

between

Shareholders set out in Annex I

and

Xincheng (Shanghai) Information Technology Co., Ltd.

4 August 2020

Exclusive Call Option Agreement

This Exclusive Call Option Agreement (hereinafter referred to as the “Agreement”) was entered into between the following parties on 4 August 2020:

1.	Shareholders set out in Annex I (hereinafter referred to as “Existing Shareholders”)

2.	Xincheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “WFOE”)

Registered address: 1F, Building 1, No. 977, Shangfeng Road, Pudong New District, Shanghai

3.	Guangcheng (Shanghai) Information Technology Co., Ltd. (hereinafter referred to as the “Company”)

Registered address: Room 722, 7F, Building A, No. 977, Shangfeng Road, Tang Town, Pudong New District, Shanghai

(In the Agreement, the aforesaid respective parties are individually referred to as a “Party” and collectively as the “Parties.”)

Whereas:

(1)

The Existing Shareholders are registered shareholders of the Company who collectively hold 100% of equity of the Company. Their contributions to the Company Registered Capital and shareholding percentage as at the date of execution of the Agreement are set out in Annex I.

(2)

To the extent not in violation of the PRC Law, the Existing Shareholders intend to transfer to the WFOE and/or any other entity or individual designated by it all their equity in the Company, and the WFOE intends to accept such transfer.

(3)

For the purpose of the foregoing equity transfer, the Existing Shareholders agree to grant the WFOE the exclusive and irrevocable Equity Transfer Option. Pursuant to such Equity Transfer Option, at the WFOE’s request, the Existing Shareholders shall, to the extent permitted by the PRC Law, transfer the Option Equity (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of the Agreement.

Therefore, the Parties, upon negotiation, arrive at the following agreement:

Article 1 Definitions

1.1	Save as otherwise interpreted pursuant to the context, the following terms shall have the following meanings in the Agreement:

“PRC Law”:	shall mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan for the purpose of the Agreement).

“Equity Transfer Option”:	shall mean the required option to purchase the equity in the Company as granted to the WFOE by the Existing Shareholders pursuant to the terms and conditions of the Agreement.

“Option Equity”:	shall mean, in respect of the Existing Shareholders, 100% of the equity held by them in the Company Registered Capital (as defined below).

“Company Registered Capital”:	shall mean the Company Registered Capital of RMB46,132,695 as of the date of execution of the Agreement, which also includes any expanded registered capital as a result of any capital increase in any form within the validity period of the Agreement.

“Target Equity”:	shall mean the equity in the Company which the WFOE has the right to request the Existing Shareholders to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Equity Transfer Option, the quantity of which may be all or part of the Option Equity and the specific amount of which shall be determined by the WFOE at its sole discretion in accordance with the then effective PRC Law and based on its commercial consideration.

“Exercise of Option”:	shall mean the exercise of the Equity Transfer Option by the WFOE.

“Transfer Price”:	shall mean all the consideration that the WFOE or its designated entity or individual is required to pay to the Existing Shareholders in order to obtain the Target Equity upon each Exercise of Option.

“Business Permits”:	shall mean any approvals, permits, filings and registrations, etc. which the Company is required to have for legally and validly operating all its businesses, including but not limited to Business License and other relevant permits and licenses as required by the then effective PRC Law.

“Material Agreement”:	shall mean any agreement to which the Company is a party and which has a material impact on the business or assets of the Company.

“Exercise Notice”:	shall have the meaning ascribed thereto under Article 3.5 hereof.

“Confidential Information”:	shall have the meaning ascribed thereto under Article 7.1 hereof.

“Defaulting Party”:	shall have the meaning ascribed thereto under Article 10.1 hereof.

“Default”:	shall have the meaning ascribed thereto under Article 10.1 hereof.

“Such Rights”:	shall have the meaning ascribed thereto under Article 11.6 hereof.

1.2	The references to any PRC Law herein shall be deemed:

(1)

simultaneously to include the references to the amendments, changes, supplements and re-enactment of such PRC Law, irrespective of whether they take effect before or after the execution of the Agreement; and

(2)	simultaneously to include the references to other decisions, notices and regulations enacted in accordance with stipulation of PRC laws or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph herein shall refer to the corresponding part of the Agreement.

Article 2 Grant of Equity Transfer Option

2.1

The Existing Shareholders hereby agree to grant the WFOE an irrevocable, unconditional and exclusive Equity Transfer Option. Pursuant to such Equity Transfer Option, the WFOE is entitled to, to the extent permitted by the PRC Law, request the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual according to the terms and conditions of the Agreement. The WFOE also agrees to accept such Equity Transfer Option.

2.2	The Company hereby agrees that the Existing Shareholders grant such Equity Transfer Option to the WFOE according to Article 2.1 above and other provisions of the Agreement.

Article 3 Method of Exercise of Option

3.1

Subject to the terms and conditions of the Agreement, the WFOE shall have the absolute sole discretion to determine the specific time, method and times of its Exercise of Option to the extent permitted by the PRC Law.

3.2

Subject to the terms and conditions of the Agreement and to the extent not in violation of the then effective PRC Law, the WFOE shall have the right to, at any time, request to acquire all or part of the Company’s equity from the Existing Shareholders by itself or through other entity or individual designated by it.

3.3

With regard to the Equity Transfer Option, at each Exercise of Option, the WFOE shall have the right to arbitrarily determine the amount of the Transferred Equity which shall be transferred by the Existing Shareholders to the WFOE and/or other entity or individual designated by it. The Existing Shareholders shall transfer the Target Equity to the WFOE and/or other entity or individual designated by it in the amount requested by the WFOE. The WFOE and/or other entity or individual designated by it shall pay the Transfer Price with respect to the Target Equity acquired at each Exercise of Option to the Existing Shareholders transferring such Target Equity.

3.4	At each Exercise of Option, the WFOE may acquire the Target Equity by itself or designate any third party to acquire all or part of the Target Equity.

3.5

Having decided each Exercise of Option, the WFOE shall issue to the Existing Shareholders a notice for exercising the Equity Transfer Option (hereinafter referred to as “Exercise Notice”, the form of which is set out in Annex II hereto). The Existing Shareholders shall, upon receipt of the Exercise Notice, forthwith make a one-time transfer of all the Target Equity of the amount specified in the Exercise Notice in accordance with the Exercise Notice to the WFOE and/or any other entity or individual designated by the WFOE in such method as described in Article 3.4 hereof.

Article 4 Transfer Price

4.1

With regard to the Equity Transfer Option, the WFOE or any entity or individual designated by the it shall pay the corresponding Transfer Price which shall be the lowest price permitted by the then effective PRC laws and regulations to the Existing Shareholders in proportion to the corresponding ownership ratio at each Exercise of Option before it requests the Existing Shareholders to complete the relevant industrial and commercial registration of changes for equity transfer. The Existing Shareholders agree that once such Transfer Price is received, they will (i) repay the loans under the Loan Agreement (including the its amendments, supplements or restatements from time to time) executed on the same day as the Agreement to the Existing Shareholders and the WFOE with the Transfer Price, and/or (ii) return it legally to the WFOE or any entity or individual designated by the WFOE.

Article 5 Representations and Warranties

5.1	The Existing Shareholders hereby severally and jointly represent and warrant that:

(1)

If they are limited liability companies, they have independent legal status, are duly authorized to execute, deliver and perform the Agreement and may act as the subject of litigation independently. If they are other organizations, they are duly authorized to execute, deliver and perform the Agreement and may act as the subject of litigation independently.

(2)

They have the full power and authority to execute, deliver and perform the Agreement and all other documents relating to the transaction specified herein and to be executed by them. They have the full power and authority to consummate the transaction specified herein. The execution and performance of the Agreement do not violate or conflict with all applicable laws in force, any agreement to which they are parties or which binds on their assets, any court judgement, any arbitration award, or any decision of administrative authorities;

(3)

The Agreement is legally and duly executed and delivered by the Existing Shareholders. The Agreement shall constitute their legal and binding obligations and may be enforceable against them in accordance with the terms of the Agreement.

(4)

The Existing Shareholders are the registered legitimate owners of the Option Equity as of the effective date of the Agreement, and except for the pledge set under the Equity Pledge Agreement (including its amendments, supplements or restatements from time to time) signed by the WFOE and the Existing Shareholders and entrusted rights set under the Shareholders’ Voting Right Entrustment Agreement (including its amendments, supplements or restatements from time to time) signed on the same day as the Agreement, the Option Equity is free from and clear of any lien, pledge, claim and other rights to secured properties and third-party rights. Pursuant to the Agreement, the WFOE and/or other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Target Equity, free from and clear of any lien, pledge, claim and other rights to secured properties or third-party rights.

(5)

Unless as mandatorily required by the PRC Law, the Existing Shareholders shall not request the Company to declare the distribution of or in practice release any distributable profit, bonus or dividend; the Existing Shareholders shall, in compliance with the PRC Law, promptly gift any profit, bonus or dividend obtained by them from the Company after the execution of the Agreement to the WFOE and/or any qualified entity or individual designated by the WFOE (after deducting relevant taxes).

5.2	The WFOE hereby represents and warrants that:

(1)

The WFOE is a wholly foreign-owned enterprise duly incorporated and legally existing under the PRC Law with an independent legal personality. The WFOE has the complete and independent legal status and legal capacity to execute, deliver and perform the Agreement and may act as the subject of litigation independently.

(2)

The WFOE has the full internal corporate power and authority to execute, deliver and perform the Agreement and all other documents relating to the transaction specified herein and to be executed by it. It has the full power and authority to consummate the transaction specified herein.

(3)	The Agreement is legally and duly executed and delivered by the WFOE. The Agreement shall constitute the legal and binding obligation against it.

Article 6 Undertakings by the Existing Shareholders

6.1	The Existing Shareholders hereby severally undertake that:

6.1.1	Within the validity period of the Agreement, without the WFOE’s prior written consent:

(1)	the Existing Shareholders shall not transfer or otherwise dispose of any Option Equity or create any right to secured property or other third-party rights on any Option Equity;

(2)	they shall not increase or decrease the Company Registered Capital or cause the Company to be merged with any other entity;

(3)	they shall not dispose of or cause the management of the Company to dispose of any material Company assets (excluding those generated during normal operation);

(4)

they shall not terminate or cause the management of the Company to terminate any Material Agreement entered into by the Company, or enter into any other agreement in conflict with the existing Material Agreements;

(5)	they shall not appoint or remove and replace any director or supervisor of the Company or any other management personnel of the Company who shall be appointed or removed by the Existing Shareholders;

(6)	they shall not cause the Company to declare the distribution of or in practice release any distributable profit, bonus or dividend;

(7)	they shall not cause the Company to be terminated, liquidated or dissolved;

(8)	they shall not amend the articles of association of the Company; and

(9)

they shall ensure that the Company will not lend or borrow any money (except as required in the ordinary course of business), or provide any warranty or engage in guarantee activities in any other form, or bear any substantial obligations other than those incurred during normal operation.

6.1.2	Within the validity period of the Agreement, they will not engage in any act or omission which may damage the Company Assets and goodwill or affect the validity of the Business Permits of the Company.

6.1.3

Within the validity period of the Agreement, he shall promptly notify the WFOE of any circumstances that may have a material adverse effect on the existence, business operations, financial position, assets or goodwill of the Company.

6.1.4	Once the WFOE gives the Exercise Notice:

(1)

the Existing Shareholders shall promptly take all necessary actions to transfer all the Target Equity at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and waive any right of first refusal enjoyed by him (if any);

(2)

the Existing Shareholders shall promptly enter into an equity transfer agreement with the WFOE and/or any other equity or individual designated by the WFOE to agree to transfer all the Target Equity at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and provide necessary support to the WFOE (including causing the Company to convene a shareholders’ meeting to pass the resolutions on equity transfer, provision and execution of all relevant legal documents, performance of all government approval and registration procedures and assumption of all relevant obligations) in accordance with the WFOE’s requirements and laws and regulations so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Target Equity, free from and clear of any legal defect or any right to secured property, third party restriction created by the Existing Shareholders or any other restrictions.

Article 7 Confidentiality Obligations

7.1

During the term of the Agreement and upon the termination of the Agreement, any of the Parties shall keep strictly confidential all the trade secrets, proprietary information, customer information and all other information of a confidential nature about the other Parties coming to its knowledge during execution and performance of the Agreement (hereinafter collectively referred to as the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information or unless it is required to be disclosed to third parties according to relevant laws and regulations or the requirement of the place where a Party’s affiliate is listed, the Party receiving the Confidential Information shall not disclose to any other third party any Confidential Information. The Party receiving the Confidential Information shall not use or indirectly use any Confidential Information other than for the purpose of performing the Agreement.

7.2	The following information shall not be deemed part of the Confidential Information:

(1)	any information previously known by the Party receiving the information through legal means as proved by documentary evidence;

(2)	information that enters the public domain not due to the fault of the Party receiving the information; or

(3)	any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

7.3

The party receiving the information may disclose the Confidential Information to its relevant employees, agents or professionals engaged by it. However, the Party receiving the information shall enter into confidentiality agreement or relevant commitment letter with the aforesaid persons to ensure that they comply with the relevant terms and conditions of the Agreement, and shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of the Agreement.

7.4	Notwithstanding any other provisions herein, the effect of this article shall not be affected by termination of the Agreement.

Article 8 Duration of the Agreement

8.1

The Agreement shall take effect after being duly executed by the Parties, and terminate after all the Option Equity are lawfully transferred to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of the Agreement, unless the Parties agree otherwise.

Article 9 Notices

9.1	Any notice, request, demand and other correspondences required by the Agreement or made in accordance with the Agreement shall be delivered in writing to the relevant Party.

9.2

Any notice hereunder shall be sent to the following addresses (unless changes of address are notified in writing) by personal delivery, facsimile or registered mail. It shall be deemed as served on the date of receipt recorded on the receipt of the registered mail if posted by registered mail; it shall be deemed as served on the date of transmission if delivered in person or transmitted by facsimile. If it is transmitted by facsimile, the original shall be sent to the following addresses by registered mail or personal delivery.

WFOE: Xincheng (Shanghai) Information Technology Co., Ltd.

Address:    6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Phone:     ***********

E-mail:    ***********

Recipient:    Lisa

Existing Shareholder: Shanghai Chelin Information Technology Center (Limited Partnership)

Address:

Fax:

Phone:

Recipient:

Existing Shareholder: Shanghai Yuji Information Technology Center

Address:

Fax:

Phone:

Recipient:

Existing Shareholder: Shanghai Yuqiang Information Technology Center

Address:

Fax:

Phone:

Recipient:

Existing Shareholder: Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Address: 2015-633, Cyberport Building, No. 258 Gaoxin Street, High-tech Industrial Development Zone (Xinshi District), Urumqi, Xinjiang

Fax:

Existing Shareholders: Two shareholders, namely Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Address: Room 124, No.7 Office Building, Business Center, Meishan Avenue, Beilun District, Ningbo

Fax:

Phone:

Recipient:

WFOE: Guangcheng (Shanghai) Information Technology Co., Ltd.

Address:    6F, Building 1, Yaxin Technology Park, No. 399 Shengxia Road, Pudong New District, Shanghai

Phone：    ***********

E-mail:     ***********

Recipient:    Lisa

Article 10 Default Liability

10.1

The Parties agree and confirm that, if any of the Parties (hereinafter referred to as the “Defaulting Party”) substantially violates any provision of the Agreement or substantially fails to perform or delays performance of any of the obligations hereunder, such violation, failure or delay shall constitute a default under the Agreement (hereinafter referred to as “Default”). The non-defaulting Party shall have the right to request the Defaulting Party to rectify such Default or take remedial actions within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial actions within the reasonable period or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing requesting the Default to be rectified, then the non-defaulting Party is entitled to decide at its own discretion that:

(1)	if any Existing Shareholder is the Defaulting Party, the WFOE shall be entitled to terminate the Agreement and require the Defaulting Party to compensate for the damages;

(2)

if the WFOE is the Defaulting Party, the non-defaulting Party shall be entitled to require the Defaulting Party to compensate for the damages, but unless otherwise stipulated by laws or agreed among all Parties, the non-defaulting Party has no right to terminate or cancel the Agreement in any circumstances.

10.2	Notwithstanding any other provisions herein, the effect of this article shall not be affected by termination of the Agreement.

Article 11 Miscellaneous

11.1

The Parties acknowledge that the Agreement, upon execution, shall supersede the Exclusive Call Option Agreements (hereinafter collectively referred to as the “Original Agreements” entered into among the Company, the WFOE and Shanghai Guangcheng Information Technology Center (Limited Partnership), Shanghai Yuji Information Technology Center, Shanghai Yuqiang Information Technology Center, Xinjiang Xinrong Zhihui Equity Investment Co., Ltd., Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership) and Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership) on 16 October 2019 immediately. The WFOE further agrees that it will not require continued performance of the Original Agreements or claim any rights under the Original Agreements.

11.2	The Agreement is written in Chinese and executed in duplicate originals, with one (1) original to be retained by each Party hereto.

11.3	The execution, effectiveness, performance, revision, interpretation and termination of the Agreement shall be governed by the PRC Law.

11.4

Any dispute arising out of and in connection with the Agreement shall be resolved through negotiation among the Parties. In case the Parties fail to reach an agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to Shanghai Arbitration Commission for arbitration in Shanghai in accordance with such Commission’s arbitration rules in effect at the time. The language used in arbitration shall be Chinese and the arbitration award shall be final and equally binding on the Parties hereto.

11.5

None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of the Agreement. In addition, a Party’s exercise of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

11.6

No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (hereinafter referred to as “Such Rights”) shall result in a waiver of Such Rights, nor shall the waiver of any single or part of Such Rights shall exclude such Party from exercising Such Rights in any other way and exercising other Such Rights.

11.7	The Annexes set forth in this contract is an integral part of it and shall have the same legal effect as the provisions of the main body of it.

11.8	The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

11.9

Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

11.10

The Agreement, once executed, shall supersede any other legal documents previously executed by and among the Parties with respect to the subject hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto.

11.11

Without the prior written consent of the WFOE, the Existing Shareholders or the Company shall not transfer any of its rights and/or obligations hereunder to any third party; the Existing Shareholders and the Company hereby agree that the WFOE shall have the right to transfer any of its rights and/or obligations hereunder to any third party after notifying the Existing Shareholders and the Company in writing.

11.12	The Agreement shall be binding on the legal assignees or successors of the Parties.

[The remainder of this page is intentionally left blank]

[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement on the date first above written.

Xincheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Xincheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Lijun ZHOU
Name:	Lijun ZHOU
Title:	General Manager

Guangcheng (Shanghai) Information Technology Co., Ltd.

(Seal)

/s/ Seal of Guangcheng (Shanghai) Information Technology Co., Ltd.

Signature:	/s/ Di CHEN
Name:	Di CHEN
Title:	General Manager

Shanghai Chelin Information Technology Center (Limited Partnership)

(Seal)

/s/ Seal of Shanghai Chelin Information Technology Center (Limited Partnership)]

Signature:	/s/ Yan JIANG
Name:	Yan JIANG
Title:	Authorized Signatory

[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement on the date first above written.

Shanghai Yuji Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuji Information Technology Center

Signature:	/s/ Chong LI
Name:	Chong LI
Title:	Authorized Signatory

[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement on the date first above written.

Shanghai Yuqiang Information Technology Center

(Seal)

/s/ Seal of Shanghai Yuqiang Information Technology Center

Signature:	/s/ Su ZHANG
Name:	Su ZHANG
Title:	Authorized Signatory

[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement on the date first above written.

Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

(Seal)

/s/ Seal of Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)

Signature:	/s/ Linjun LI
Name:	Linjun LI
Title:	Authorized Signatory

[Signature Page of Exclusive Call Option Agreement]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement on the date first above written.

Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

(Seal)

/s/ Seal of Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.

Signature:	/s/ Yanan ZHENG
Name:	Yanan ZHENG
Title:	General Manager

Annex I:

Company’s General Information

Company name: Guangcheng (Shanghai) Information Technology Co., Ltd.

Ownership structure:

Names of shareholders	Contribution in the Company Registered Capital (RMB)	Shareholding ratio
Shanghai Chelin Information Technology Center (Limited Partnership)	37,584,848	81.471%
Shanghai Yuji Information Technology Center	4,588,681	9.947%
Shanghai Yuqiang Information Technology Center	1,843,336	3.996%
Xinjiang Xinrong Zhihui Equity Investment Co., Ltd.	1,654,500	3.586%
Ningbo Dingfeng Mingde Chengyi Equity Investment Partnership (Limited Partnership)	312,514	0.677%
Ningbo Dingfeng Mingde Gewu Equity Investment Partnership (Limited Partnership)	148,816	0.323%

Total	46,132,695	100.000%

Annex II:

Form of Exercise Notice

To: [Names of the Existing Shareholders]

Whereas: we entered into an Exclusive Call Option Agreement (the “Option Agreement”) with you and Guangcheng (Shanghai) Information Technology Co., Ltd. (the “Company”) on [            ], 2020 stipulating that you shall transfer the equity you hold in the Company to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows: We hereby require to exercise the Equity Transfer Option under the Option Agreement and we/[●] [name of company/individual] designated by us will acquire the [    ]% of the equity you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement and complete the necessary industrial and commercial registration of changes or other procedures.

Best regards

Xincheng (Shanghai) Information Technology Co., Ltd. (Seal)
Authorized representative:
Date: